Exhibit 10.12

***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 230.406

Development and Commercialization License and Clinical Supply Agreement

by and between

NEUROBIOTEC GmbH

and

PRESTWICK Pharmaceuticals, Inc.

11 September 2003

This Development and Commercialization License and Clinical Supply Agreement, dated as of 11 September, 2003, by and between NeuroBiotec GmbH, Berlin/Germany, a company formed under the laws of Germany (“NEUROBIOTEC”), and Prestwick Pharmaceuticals, Inc., Washington D.C./USA, a company formed under the laws of Delaware (“PRESTWICK”).

PREAMBLE

WHEREAS, prior to 2002 Schering (defined below) commenced, but did not complete, a program to develop a Transdermal Formulation (defined herein) of one of the Subject Compounds (defined herein) as a pharmaceutical product for humans, and in the course of undertaking this program, Schering created or otherwise obtained the Transferred Schering Technology (defined herein);

WHEREAS, NEUROBIOTEC has acquired the Transferred Schering Technology through assignment from Schering as set forth in that certain Technology Transfer Agreement (defined herein as the “TTA”), and NEUROBIOTEC is using the Transferred Schering Technology inter alia to develop Subject Formulations (defined herein) of the Subject Compounds (defined herein) as one or more Subject Products (defined herein) and to seek regulatory approval for such Subject Products;

WHEREAS, pursuant to the TTA, Schering has certain options (defined herein as the “Schering License Options”) to license from NEUROBIOTEC the Transferred Schering Technology and the NeuroBiotec Licensed Technology (defined herein) in certain countries not included in the Prestwick License Region (defined herein);

WHEREAS, the Schering Existing Data (defined herein) include preclinical and clinical safety and efficacy data obtained with oral and parenteral formulations of one of the Subject Compounds, and whereas Phase 2b trials sponsored by NEUROBIOTEC and designed to test the efficacy and safety of a Transdermal Formulation of the Subject Compound as a Subject Product are currently being conducted in the European Union;

WHEREAS, the parties believe that the Schering Existing Data and the data additionally generated and comprising the NeuroBiotec Existing Data indicate that [...***...] may be [...***...] such that experience with [...***...] of one of the [...***...] in a [...***...] the European Union may [...***...] in the European Union;

WHEREAS, PRESTWICK [...***...] has determined that it is in PRESTWICK’s best interest to be granted by NEUROBIOTEC and whereas NEUROBIOTEC has determined that it is in its best interest to grant to PRESTWICK a license under the Subject Intellectual Property (defined herein), which license shall be subject to the terms and conditions set forth herein, and to engage with PRESTWICK in a Cooperative Arrangement (defined herein) pursuant to which PRESTWICK will undertake the Development Program (defined herein);

WHEREAS, NEUROBIOTEC has made available to PRESTWICK copies of the TTA, the Third Party Bulk Drug Substance Agreement (defined herein) and the Third Party Formulation Agreement (defined herein) and whereas the parties do not intend for any of the terms and conditions of this Agreement to constitute a breach by either party of its obligations under or otherwise conflict with any of the TTA, the Third Party Bulk Drug Substance Agreement and/or the Third Party Formulation Agreement;

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WHEREAS, the TTA specifically contemplates and approves of NEUROBIOTEC’s license of the Transferred Schering Technology to PRESTWICK as contemplated by this Agreement and provides for the payment by PRESTWICK to Schering of royalties based on sales of Subject Products in the Prestwick Licensed Region;

WHEREAS, under the Cooperative Arrangement each of NEUROBIOTEC and PRESTWICK will to the extent provided herein and permitted under the TTA support each other in their respective activities contemplated hereby and will consider the other as a favoured collaborator in connection with each party’s development of the Subject Compounds in the territory in which that party has the right to sell and have sold Subject Products and, subject to the consent of the other party, in the territory in which the other party has the right to sell and have sold Subject Products;

WHEREAS, NEUROBIOTEC as set forth in and to the extent provided for in the TTA has the right to be provided by Schering with the benefit of an agreement between Schering and a third party for the manufacture of bulk quantities of the Subject Compounds (the “Bulk Drug Substance Manufacturer”) which allows NEUROBIOTEC access to such bulk quantities, and in addition, NEUROBIOTEC relies on another third party for the manufacture of non-commercial quantities of Transdermal Formulations of the Subject Compounds (the “Formulation Manufacturer”; together with the Bulk Drug Substance Manufacturer, the “Third Party Manufacturers”) and as set forth herein and as permitted under the TTA, NeuroBiotec will provide supplies of Subject Compounds, Subject Formulations and Subject Products to Prestwick for purposes of conducting the Clinical Trials (defined herein) comprising the Development Program;

NOW, THEREFORE, the parties agree as follows:

1. Definitions

The following terms, when used in this Agreement, shall have the following meanings:

“Adverse Drug Experience” shall have the meaning ascribed to that term by the FDA in Title 21 of the U.S. Code of Federal Regulations, Section 310.305(b) as set forth in Appendix 1.0 attached hereto.

”Affiliate” shall mean, with respect to a party, any person, corporation, firm, joint venture or other entity which, directly or indirectly, through one or more intermediates, controls, is controlled by or is under common control with such party. As used in this definition, “control” means possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

”Agreement” shall mean this agreement between NEUROBIOTEC and PRESTWICK.

”Applicable Development Cost” shall have the meaning given to that term in Section 2.3(b).

”Applicable Formulation” shall have the meaning given to that term in Section 2.3(b)(i).

“Approval” shall mean the approval of an NDA in respect of a Subject Product by the FDA or by any equivalent regulatory body in another country.

“Approvable Letter” shall mean with respect to a Subject Product a decision by the EU Commission, a mutual recognition agreement in the European Union, or a letter from the FDA, which such decision, mutual recognition agreement or letter shall be, state or provide that the Subject Product is approvable.

“Base Rate” shall have the meaning given to that term in Section 4.2(a) hereof.

2.

“Clinical Data” shall mean data collected by or for a party during the course of a Clinical Trial with respect to a Subject Project where such data has been audited and reviewed by or for such party in accordance with the requirements applicable to the submission of such data to the FDA, EMEA or comparable regulatory authority in connection with seeking an Approval for such Subject Product from that authority.

“Clinical Development” shall mean with respect to a subject Product the conduct of Clinical Trials in respect thereof and the related regulatory compliance activities required to obtain Approval thereof.

“Clinical Trials” shall mean with respect to a Subject Product any one or more Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 2a Clinical Trials, Phase 2b Clinical Trials, Phase 3 Clinical Trials, or Phase 4 Clinical Trials.

“Compassionate Use” shall mean the treatment of human patients by doctors on a named patients basis with a pharmaceutical that is not the subject of an Approval.

“Cooperative Arrangement” shall have the meaning given to that term in Section 3.2 hereof.

“Development Cost” shall mean all net amounts paid or incurred by PRESTWICK directly attributable to the carrying out of a specific preclinical study or clinical trial in the course of the Development Program determined in a reasonable manner

(i)	by contracting with third parties (including, without limitation, hospitals, medical centers, physicians, patients, suppliers, laboratories and contract services organizations) for services that are supported by invoices describing the work performed;

(ii)	as labor costs (salaries, wages and employee benefits, but excluding any employee benefits associated with equity incentive plans and with similar compensation);

(iii)	as costs for materials and supplies;

(iv)	as costs for insurance, telephone expenses, training, travel and accommodation; and

(v)	as allocated maintenance and depreciation costs for buildings directly dedicated to the development of such Subject Product but excluding costs and charges relating to unused capacity, development of other products, and amortization of property, plant and equipment not directly related to development of such Subject Product in accordance with the Development Program; all of the amounts per this clause (v) not to exceed [...***...] ;

it being understood

(i)	that Development Costs shall under no circumstances include any amounts funded by any grant, contract, or otherwise by another person or any governmental entity and

(ii)	that the aggregate off all costs per clauses (i) through (v) above shall be reduced by the value of any realized tax credit or equivalent benefit applicable to such specific preclinical study or clinical trial.

“Development Program” shall mean the program carried out in the Prestwick License Region, and to the extent permitted under Section 2.l(b) hereof, outside the Prestwick License Region, of Clinical

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Development and application for Approval from the FDA and the equivalent Canadian pharmaceutical regulatory body described in Appendix 1.1 hereto the objective of which is to obtain Approval from the FDA and the equivalent Canadian pharmaceutical regulatory body to market one or more Subject Products for the Initial Transdermal Indication and the Initial IV and SC Indication in the United States and Canada, respectively.

“Effective Date” shall mean the date of this Agreement as set forth in the first paragraph hereof.

“EMEA” shall mean the European Medicine Evaluation Agency or any successor entity thereto.

“Exclusivity” shall have the meaning given to that term in Section 4.2(a) hereof.

“Existing Data” shall mean the Schering Existing Data and the Neurobiotec Existing Data.

“FDA” shall mean the United States Food and Drug Administration of the United States Department of Health and Human Services, or any successor agency with responsibility for regulating the development, manufacture and sale of human pharmaceutical products.

“First Commercial Sale” shall mean with respect to a Subject Product and a given country the date on which that Subject Product is first sold commercially by a party or on a party’s behalf in that country pursuant to any requisite Approval, provided that where such a first commercial sale has occurred in a country for which pricing or reimbursement approval is necessary for sale, then such sale shall not be deemed First Commercial Sale until such pricing or reimbursement approval has been obtained.

“GMP” shall mean the Good Manufacturing Practices for the manufacture of drugs promulgated by the FDA and set forth in Title 21 of the U.S. Code of Federal Regulations, Parts 210 and 211 as set forth in Appendix 1.0 attached hereto and as may be amended from time to time.

“Hatch-Waxman Act” shall mean The Drug Price Competition and Patent Term Restoration Act of 1984, as amended, originally enacted as United States Pub. L. No. 98-417, 98 Stat. 1585 (1984) as attached hereto as Appendix 1.0 attached hereto and as may be amended from time to time.

“Initial Indications” shall mean the Initial Transdermal Indication and the Initial IV and SC Indication.

“Initial IV and SC Indication” shall mean [...***...] Parkinson’s Disease following [...***...] and [...***...] for [...***...].

“Initial Transdermal Indication” shall mean Parkinson’s Disease.

“IND” shall mean an application for an Investigational New Drug exemption required to be filed with and accepted by the FDA prior to the conduct in the United States of any Clinical Trials of such drug, or any equivalent such application in countries other than the United States.

“IV and SC Formulation” shall mean a formulation of a pharmaceutical product engineered to be administered to a subject patient through intravenous or subcutaneous means.

“Life-Threatening Adverse Drug Experience” shall have the meaning ascribed to that term by the FDA in Title 21 of the U.S. Code of Federal Regulations, Section 310.305(b) as set forth in Appendix 1.0 attached hereto.

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“Marketing Objectives” shall mean the marketing objectives defined in Section 3.5 hereof.

“NDA” shall mean a new drug application required to be filed with and approved by the FDA prior to the marketing and sale of a drug in the United States or any equivalent thereof in countries other than the United States.

“Net Sales” shall mean the gross amount invoiced for sales of a Subject Product by PRESTWICK or any Affiliate or sublicensee of PRESTWICK to third parties, less usual and customary deductions for returns (including withdrawals and recalls), rebates (price reductions, including Medicaid and similar types of rebates (for example, chargebacks), volume (quantity) and cash discounts granted at the time of invoicing, sales taxes and other taxes directly linked and included in the amount invoiced, and the like. Any deductions listed above which involve a payment to the seller of the Subject Project shall be taken as a deduction against aggregate sales for the period in which the payment is made. Sales of Subject Products between a party and its Affiliate solely for research or clinical testing purposes shall be excluded from the computation. In the event a Subject Product is sold in the form of a combination product containing one or more active ingredients in addition to a Subject Product, Net Sales for such combination product will be adjusted by multiplying actual Net Sales of such combination product by the fraction A/(A+B) where A is the invoice price of the Subject Product, if sold separately, and B is the invoice price of any other active ingredient or ingredients in the combination, if sold separately. If, on a country-by-country basis, the other active ingredient or ingredients in the combination are not sold separately in that country, Net Sales shall be calculated by multiplying actual Net Sales of such combination product by the fraction A / C where A is the invoice price of the Subject Product if sold separately, and C is the invoice price of combination product. If, on a country-by-country basis, neither the Subject Product nor the other active component or components of the combination product is sold separately in said country, Net Sales shall be determined between the parties in good faith.

“NeuroBiotec Additional Data” shall mean Chemistry and Manufacturing Controls, absorption, distribution, metabolism and excretion, toxicology, pharmacokinetic, pharmacodynamic and Clinical Data relating to the Subject Compounds, Subject Formulations and Subject Products generated by or otherwise obtained by NEUROBIOTEC following the Effective Date, but not including NeuroBiotec Future Improvements.

“NeuroBiotec Existing Data” shall mean Chemistry and Manufacturing Controls, absorption, distribution, metabolism and excretion, toxicology, pharmacokinetic, pharmacodynamic and Clinical Data relating to the Subject Compounds, Subject Formulations and Subject Products generated by or otherwise obtained by NEUROBIOTEC by the Effective Date other than the Schering Existing Data and described. in Appendix 1.2 hereto.

“NeuroBiotec Existing Improvements” shall mean those certain galenical improvements of the Subject Formulations existing as of the Effective Date and described in Appendix 1.3 hereto.

“NeuroBiotec Future Improvements” shall mean galenical improvements of the Subject Formulations conceived, created, developed and/or otherwise obtained by NEUROBIOTEC following the Effective Date.

“NeuroBiotec Licensed Technology” shall mean the NeuroBiotec Patents, the NeuroBiotec Existing Data, the NeuroBiotec Additional Data, and the NeuroBiotec Existing Improvements.

“NeuroBiotec Patents” shall mean the patent applications and issued patents as listed in Appendix 1.4 hereto and any and all foreign counterparts thereof including any patents issued on such applications and any and all divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, confirmations, registrations, and revalidations of any such patent or patent application.

5.

“NeuroBiotec Technology” shall mean the NeuroBiotec Licensed Technology and the NeuroBiotec Future Improvements.

“[...***...] Development Agreement” shall mean that certain Development Agreement, dated 22 June 2000 by and between [...***...] and [...***...], a company organized under the laws of Germany, as assigned to NEUROBIOTEC in the TTA and relating to the development of Transdermal Formulations of the Subject Compounds.

“Other Non-peroral Sustained Release Formulations” shall mean a formulation of a pharmaceutical product engineered to administer such pharmaceutical product to a subject patient in a manner different from Transdermal Formulations, IV & SC Formulations and formulations for oral administration.

“Phase 1 Clinical Trial” shall have the meaning described in the ICH Harmonized Tripartite Guideline entitled “General Considerations for Clinical Trials” as amended, but shall be limited to such studies as are described in the Development Program and such other studies as the FDA, EMEA or other regulatory authority may require prior to the initiation of Phase 2 Clinical Trials.

“Phase 2 Clinical Trial” shall have the meaning described in the ICH Harmonized Tripartite Guideline entitled “General Considerations for Clinical Trials” as amended, but shall be limited to such studies as are described in the Development Program.

“Phase 2a Clinical Trial” shall mean any Phase 2 Clinical Trial designed as a short-term, proof of concept study in an appropriate number of patients to demonstrate the therapeutic efficacy of a drug for a particular therapeutic indication.

“Phase 2b Clinical Trial” shall mean any Phase 2 Clinical Trial designed to evaluate the therapeutic efficacy and safety of a drug for a particular therapeutic indication.

“Phase 3 Clinical Trial” shall have the meaning described in the ICH Harmonized Tripartite Guideline entitled “General Considerations for Clinical Trials” as amended.

“Phase 4 Clinical Trial” shall have the meaning described in the ICH Harmonized Tripartite Guideline entitled “General Considerations for Clinical Trials” as amended, where such clinical trial is required by the FDA or any equivalent regulatory body in another country as a condition to the receipt or maintenance of an Approval.

“Prestwick Existing and Additional Data” shall mean Chemistry and Manufacturing Controls, absorption, distribution, metabolism and excretion, toxicology, pharmacokinetic, and pharmacodynamic data relating to the Subject Compounds, Subject formulations and Subject Products generated by or otherwise obtained by Prestwick prior to, on the or following the Effective Date, but not including Prestwick Future Improvements.

“Prestwick Clinical Data” shall mean Clinical Data relating to the Subject Compounds, Subject Formulations and Subject Products arising out of the Development Program or otherwise generated or obtained by PRESTWICK prior to or following the Effective Date.

“Prestwick Data” shall mean Prestwick Existing and Additional Data and Prestwick Clinical Data.

“Prestwick Future Improvements” shall mean galenical improvements of the Subject Formulations conceived, created, developed and/or otherwise obtained by PRESTWICK following the Effective Date.

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“Prestwick License Region” shall mean the United States and Canada.

“Schering” shall mean Schering Aktiengesellschaft, Berlin/Germany, a company organized under the laws of Germany.

“Schering Existing Data” shall mean any raw data reports, specifications, testing standards, method descriptions, Chemical Manufacturing Controls data, working reports and Know-how (as defined in the TTA) relating to the Subject Compounds, Subject Formulations and Subject Products transferred by Schering to NEUROBIOTEC pursuant to the TTA and described in Appendix 1.5 hereto.

“Schering License Options” shall mean the options granted by NEUROBIOTEC to Schering under Sections 6 and 7 of the TTA pursuant to which Schering has the right to obtain licenses under the Subject Intellectual Property for commercial exploitation outside the Prestwick License Region.

“Schering Patents” shall mean the patent applications and issued patents comprising the patent families 50481A, 51843A 51963A 52017A as listed in Appendix 1.6 hereto and any and all foreign counterparts thereof including any patents issued on such applications and any and all divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, confirmations, registrations, and revalidations of any such patent or patent application.

“Serious Adverse Drug Experience” shall have the meaning ascribed to that term by the FDA in Title 21 of the U.S. Code of Federal Regulations, Section 310.305(b) as set forth in Appendix 1.0 attached hereto.

“Subject Compounds” shall mean the chemical compounds Lisuride and Lisuride hydrogenmaleate (including all pharmaceutically active salts and esters thereof).

“Subject Dossier” shall have the meaning given to that term in Section 2.3(b).

“Subject Formulations” shall mean Transdermal Formulations, IV and SC Formulations, and Other Non-peroral Sustained Release Formulations of a specified pharmaceutical product.

“Subject Intellectual Property” shall mean the Schering Patents, the Schering Existing Data and the NeuroBiotec Licensed Technology.

“Subject Patents” shall mean the Schering Patents and the NeuroBiotec Patents.

“Subject Product” shall mean a pharmaceutical product for administration to humans and formulated as a Subject Formulation of a Subject Compound.

“Subject Report” shall have the meaning given to that term in Section 2.3(b).

“Territory” shall mean all countries of the world.

“Third Party Agreements” shall mean the Third Party Bulk Drug Substance Agreement and the Third Party Formulation Agreement.

“Third Party Bulk Drug Substance Agreement” shall mean that certain supply agreement, dated 05.03./15.03.2001, between Schering and [...***...] a company organized under the laws of [...***...], and any successor thereto as the supplier thereunder, and in accordance therewith [...***...] coordinates

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orders, sales and logistics, which such agreement relates to the manufacture and supply of bulk quantities of Subject Compounds, and attached hereto as Appendix 1.7.

“Third Party Bulk Drug Substance Manufacturer” shall mean the manufacturer and supplier of bulk quantities of Subject Compounds under the Third Party Bulk Drug Substance Agreement.

“Third Party Collaboration” shall mean any joint venture, collaboration, cooperative arrangement or the like by and among NEUROBIOTEC and one or more third parties relating to the development and commercialization of Subject Compounds, Subject Formulations, Subject Products or the NEUROBIOTEC Technology.

“Third Party Collaboration Agreement” shall mean any agreement, contract or like instrument pursuant to which NEUROBIOTEC enters a Third Party Collaboration.

“Third Party Formulation Agreement” shall mean the [...***...] Development Agreement, which such agreement relates to the development, manufacture and supply of transdermal formulations of Subject Compounds, attached hereto as Appendix 1.8.

“Third Party Formulation Manufacturer” shall mean [...***...], a company organized under the laws of Germany, as the manufacturer and supplier of quantities of formulated Subject Compounds under the Third Party Formulation Agreement.

“Third Party Manufacturers” shall mean the Third Party Bulk Drug Substance Manufacturer and the Third Party Formulation Manufacturer.

“Transdermal Formulation” shall mean a formulation of a pharmaceutical product engineered to transdermally administer such pharmaceutical product to patients.

“Transferred Schering Technology” shall mean the rights to the Subject Patents and the Schering Existing Data transferred to NEUROBIOTEC pursuant to the TTA.

“TTA” shall mean that certain Technology Transfer Agreement, dated 30 May 2002, between NEUROBIOTEC and Schering, as amended by an amendment, dated September 3, 2003, between NEUROBIOTEC and Schering, and as further amended by an amendment, dated September 11, 2003, by and among NEUROBIOTEC, Schering and PRESTWICK, attached hereto as Appendix 1.9.

“TTA Closing Date” shall mean 30 May 2002 determined in accordance with Section 18.1 of the TTA.

2. License Grants of Subject Intellectual Property and Prestwick Data

     2.1 License of Subject Intellectual Property.

          (a) NEUROBIOTEC hereby grants to PRESTWICK a royalty-bearing license under the Subject Intellectual Property, with the right to grant sublicenses, which shall be exclusive (even as to NEUROBIOTEC), to sell or have sold and import or have imported in the Prestwick License Region Subject Products for any and all indications, subject to NEUROBIOTEC’s right to convert such exclusive license into a non-exclusive license if PRESTWICK fails to timely satisfy the applicable Marketing Objectives.

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          (b) In addition, NEUROBIOTEC hereby grants to PRESTWICK a non-exclusive license under the Subject Intellectual Property to manufacture or have manufactured, use or have used, develop or have developed outside the Prestwick License Region Subject Products for any and all indications for the sole purpose of carrying out in part the Development Program, provided that prior to carrying out any such activity outside the Prestwick License Region, PRESTWICK provides written notice thereof to NEUROBIOTEC and NEUROBIOTEC thereupon consents thereto, which such consent shall not be unreasonably withheld.

          (c) In addition, NEUROBIOTEC hereby grants to PRESTWICK a non-exclusive license under the Subject Intellectual Property to manufacture or have manufactured and to use or have used inside or outside the Prestwick License Region Subject Products for any and all indications for the purpose of selling or having sold and. importing or having imported such Subject Products in the Prestwick License Region under the license granted in Section 2.1(a) hereof.

     2.2 License of Prestwick Data.

          (a) PRESTWICK hereby grants to NEUROBIOTEC a [...***...] license under the Prestwick Data, with the right to grant sublicenses, which shall be [...***...], to sell or have sold and import or have imported outside the Prestwick License Region Subject Products for any and all indications, subject to PRESTWICK’s right to [...***...] if NEUROBIOTEC fails to timely satisfy the applicable Marketing Objectives.

          (b) In addition, PRESTWICK hereby grants to NEUROBIOTEC a [...***...], non-exclusive license under the Prestwick Data to manufacture or have manufactured, use or have used, develop or have developed inside the Prestwick License Region Subject Products for any and all indications for the purpose of carrying out Clinical Development of Subject Products, provided that prior to carrying out any such activity inside the Prestwick License Region, NEUROBIOTEC provides written notice thereof to PRESTWICK and PRESTWICK thereupon consents thereto, which such consent shall not be unreasonably withheld.

          (c) In addition, PRESTWICK hereby grants to NEUROBIOTEC a [...***...], non-exclusive license under the Prestwick Data to manufacture or have manufactured and to use or have used inside or outside the Prestwick License Region Subject Products for any and all indications for the purpose of selling or having sold and importing or having imported such Subject Products outside the Prestwick License Region under the license granted in Section 2.2(a) hereof.

     2.3 Consideration for License of Prestwick Data.

          (a) General Rule. Under the license granted by PRESTWICK to NEUROBIOTEC under Section 2.2 hereof, PRESTWICK will provide NEUROBIOTEC with access to and use of the Prestwick Data without charge, subject to Sections 2.3(b) and 2.3(c) below.

          (b) Reimbursement of Development Costs. In the case of any and all full study reports prepared by PRESTWICK that are used in their entirety for more than informational purposes in dossiers for registration of Subject Products submitted by NEUROBIOTEC outside the PRESTWICK License Region (each such full study report so used being a “Subject Report”; each such dossier being a “Subject Dossier”), NEUROBIOTEC shall reimburse PRESTWICK for the portion specified below of PRESTWICK’s Development Cost attributable to each such Subject Report (the “Applicable Development Cost”) in accordance with the following provisions, and such provisions shall apply

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separately to Subject Reports for Subject Products that are Transdermal Formulations and Subject Reports for Subject Products that are not Transdermal Formulations.

(i)	Use of Subject Reports Prior to Expiration of Applicable Schering License Option. If any Subject Report is so used by NEUROBIOTEC for a Subject Product prior to the expiration of the applicable Schering License Option relating to the class of formulations containing such Subject Product (such class of formulations being an “Applicable Formulation”), then

(A)	in the case where Schering subsequently exercises the applicable Schering License Option with respect to the Applicable Formulation and at such time as and to the extent that NEUROBIOTEC receives payments from Schering resulting from Schering’s exercise of the option designated as “Step II” under the TTA as payments towards NEUROBIOTEC’s development costs (as defined in the TTA) incurred in connection with a Subject Product where such costs are costs of PRESTWICK reimbursed hereunder by NEUROBIOTEC to PRESTWICK, then NEUROBIOTEC shall reimburse PRESTWICK for [...***...] the Applicable Development Cost, and such reimbursement shall be paid within thirty (30) days following such receipt of payments by NEUROBIOTEC from Schering; provided, that the milestone payment to be paid by PRESTWICK to NEUROBIOTEC under Section 4.l(a)(v) hereof upon the [...***...] shall be [...***...] of the amount of such reimbursement so paid to PRESTWICK under this clause (A), subject to [...***...] in the amount of such milestone payment after giving effect to any and all reimbursement payments made to PRESTWICK under this clause (A);

(B)	in the case where the applicable Schering License Option with respect to the Applicable Formulation expires unexercised and NEUROBIOTEC has not entered into a Third Party Collaboration relating to the Subject Product that is the subject of such Subject Report, then

(I)	in respect of any first Subject Report in respect of a Clinical Trial identified and used by NEUROBIOTEC, the percentage of the Applicable Development Cost shall be [...***...], and

(II)	in respect of additional such Subject Reports, the percentage of the Applicable Development Cost shall be [...***...] where such reimbursement shall be paid in the following manner:

(1)	[...***...] of such reimbursement shall be in the form [...***...]; and

(2)	[...***...] of such reimbursement shall be in the form of [...***...]; provided, however, that if subsequent to the receipt of such regulatory approval, NEUROBIOTEC seeks to enter into a Third Party Collaboration relating to such Subject Product, then PRESTWICK and NEUROBIOTEC shall engage in commercially reasonable efforts to negotiate and agree upon in good faith an acceleration of PRESTWICK’s receipt of any reimbursement amount then remaining unpaid under this clause (2) prior to or simultaneously with NEUROBIOTEC’s execution of the Third Party Collaboration Agreement; further provided, however, that if PRESTWICK and NEUROBIOTEC are unable to so negotiate and agree upon such

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acceleration of PRESTWICK’s receipt of such reimbursement prior to or simultaneously with NEUROBIOTEC’s execution of such Third Party Collaboration Agreement, then PRESTWCK and NEUROBIOTEC shall do so as promptly as possible thereafter; and further provided, however, that the amount of any such [...***...].

(C)	in the case where the applicable Schering License Option with respect to the Applicable Formulation expires unexercised and NEUROBIOTEC seeks to enter a Third Party Collaboration relating to the Subject Product prior to the receipt by NEUROBIOTEC of regulatory approval to market such Subject Product, then the percentage of the Applicable Development Cost to be reimbursed by NEUROBIOTEC to PRESTWICK and the terms of payment of such reimbursement shall be negotiated and agreed in good faith by NEUROBIOTEC and PRESTWICK, each expending commercially reasonable efforts to do so, prior to or simultaneously with NEUROBIOTEC’s execution of the applicable Third Party Collaboration Agreement; provided, however, that if PRESTWICK and NEUROBIOTEC are unable to so negotiate and agree upon such acceleration of PRESTWICK’s receipt of such reimbursement prior to or simultaneously with NEUROBIOTEC’s execution of such Third Party Collaboration Agreement, then PRESTWICK and NEUROBIOTEC shall do so as promptly as possible thereafter.

(ii)	Use of Subject Reports After Expiration of Applicable Schering License Option. If any Subject Report is so used by NEUROBIOTEC for a Subject Product after expiration of the applicable Schering License Option with respect to the Applicable Formulation, then

(A)	in the case where NEUROBIOTEC has not entered into a Third Party Collaboration relating to the Subject Product, then

(I)	in respect of any first Subject Report in respect of a Clinical Trial identified and used by NEUROBIOTEC, the percentage of the Applicable Development Cost shall be [...***...], provided that this clause (I) shall apply only if NEUROBIOTEC has not previously submitted a Subject Report entitled to the benefit of Section 2.3(b)(i)(B)(I), and

(II)	in respect of additional such Subject Reports, the percentage of the Applicable Development Cost shall be [...***...] where such reimbursement shall be paid in the following manner:

(1)	[...***...] of such reimbursement shall be in the form of [...***...]; and

(2)	[...***...] of such reimbursement shall be in the form of [...***...]; provided, however, that if subsequent to the receipt of such regulatory approval, NEUROBIOTEC seeks to enter into a Third Party Collaboration relating to such Subject Product, then PRESTWICK and NEUROBIOTEC shall each use commercially reasonable efforts to negotiate and agree upon in good faith an acceleration of PRESTWICK’s receipt of any reimbursement amount then remaining unpaid under this clause (2) prior to or simultaneously with NEUROBIOTEC’s execution of the Third Party Collaboration Agreement; provided, however, that if PRESTWICK and

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NEUROBIOTEC are unable to so negotiate and agree upon such acceleration of PRESTWICK’s receipt of such reimbursement prior to or simultaneously with NEUROBIOTEC’s execution of such Third Party Collaboration Agreement, then PRESTWICK and NEUROBIOTEC shall do so as promptly as possible thereafter; and further provided, however, that the amount of any such [...***...] .

(B)	in the case where NEUROBIOTEC seeks to enter into a Third Party Collaboration prior to such use of such Subject Report, then the percentage of the Applicable Development Cost to be reimbursed by NEUROBIOTEC to PRESTWICK and the terms of payment of such reimbursement shall be negotiated in good faith by NEUROBIOTEC and PRESTWICK, each expending commercially reasonable efforts to do so, prior to or simultaneously with NEUROBIOTEC’s execution of the applicable Third Party Collaboration Agreement; provided, however, that if PRESTWICK and NEUROBIOTEC are unable to so negotiate and agree upon such acceleration of PRESTWICK’s receipt of such reimbursement prior to or simultaneously with NEUROBIOTEC’s execution of such Third Party Collaboration Agreement, then PRESTWICK and NEUROBIOTEC shall do so as promptly as possible thereafter.

     2.4 Non-Transferability. Notwithstanding any assignment of NEUROBIOTEC’s or PRESTWICK’s rights otherwise permitted under this Agreement, the rights in the case of an assignment by PRESTWICK under Section 2.1 hereof and in the case of an assignment by NEUROBIOTEC under Section 2.2 hereof shall not be transferable without the express consent of respective other party, which consent may be withheld in such other party’s sole discretion.

     2.5 Sublicenses. Any sublicense (each a “Sublicense”) to any third party granted pursuant to the license granted in Section 2.1 shall contain terms and conditions substantially identical to those contained in this Agreement in respect of such license.

     2.6 License of Future Improvements. From time to time during the term of this Agreement, each of NEUROBIOTEC and PRESTWICK will upon request from the other party engage in good faith negotiations to grant to the other party a license to the NeuroBiotec Future Improvements and the Prestwick Future Improvements, respectively, for exploitation in the territory in which such other party has the right to sell and have sold Subject Products.

     2.7 Disclosure. As promptly as possible, but not later than three (3) months, after the Effective Date, NEUROBIOTEC shall complete the disclosure to PRESTWICK of the Subject Intellectual Property, the NeuroBiotec Existing Data, and the NeuroBiotec Existing Improvements, and as promptly as possible, but not later than three (3) months, after the Effective Date, PRESTWICK shall complete the disclosure to NEUROBIOTEC of the Prestwick Data available to Prestwick at the Effective Date. From time to time during the Agreement, each of NEUROBIOTEC and PRESTWICK shall provide to the other party such information about the NeuroBiotec Additional Data and the Prestwick Data, respectively; as such information becomes available in order for such other party to exploit such data under the license rights granted under Sections 2.1 and 2.2, respectively.

     2.8 Schering License Options. NEUROBIOTEC shall notify PRESTWICK promptly upon the exercise by Schering of any Schering License Option and the failure by Schering to exercise any Schering License Option by the exercise date thereof.

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3. Development Program; Cooperative Arrangement

     3.1 Development Program. PRESTWICK hereby agrees to undertake and to complete the Development Program in order to develop Subject Products for commercialization in the Prestwick License Region, provided, however, that Prestwick may abandon the Development Program or part thereof with respect to a Subject Compound, Subject Formulation or Subject Product after giving timely written notice thereof to NEUROBIOTEC and after allowing NEUROBIOTEC adequate time to comment on such plans to abandon the Development Program or such part thereof, if PRESTWICK shows that

          (a) it is [...***...] to successfully complete the Development Program or such part thereof or

          (b) the completion of the Development Program or such part thereof would [...***...] to [...***...]; it being understood that the [...***...] of so completing the Development Program or such part thereof shall only be [...***...] if the [...***...] of completing the Development Program or such part thereof (determined on the basis of a [...***...] by the Development Program or such part thereof and the [...***...] of this Agreement as a result of the [...***...] of [...***...] or otherwise in connection with this Agreement) is [...***...] under the then relevant facts, circumstances and prospects for the Development Program or such part thereof.

If and when PRESTWICK abandons the Development Program or such part thereof or so informs NEUROBIOTEC, all licenses granted to PRESTWICK relating to the Development Program or such part thereof under this Agreement terminate. For the removal of doubt, under this Section 3.1, the Development Program and licenses granted to PRESTWICK relating thereto may be abandoned with respect to a specific Subject Compound, Subject Formulation or Subject Product but continued with respect to other Subject Compounds, Subject Formulations and Subject Products.

In addition, PRESTWICK agrees to bear the expense of any additional pre-clinical studies (including the expense of Subject Compounds provided by NEUROBIOTEC and required for such studies) that the FDA or the equivalent Canadian pharmaceutical regulatory body, as applicable, requires for PRESTWICK to conduct clinical trials and/or to obtain the Approval in the United States or Canada, as applicable, of a Subject Product comprising a Transdermal Formulation of a Subject Compound for the Initial Transdermal Indication.

     3.2 Cooperative Arrangement. NEUROBIOTEC and PRESTWICK will collaborate with each other in a mutually complementary manner for the purpose of further developing the Subject Products, the Subject Intellectual Property, and the Improvements (such collaboration being the “Cooperative Arrangement”). In furtherance of the Cooperative Arrangement,

          (a) NEUROBIOTEC and PRESTWICK will initially seek to develop and commercialize in their respective territories Subject Products for the Initial Indications.

          (b) PRESTWICK shall be responsible for the development of Subject Products for the Initial Indications in the Prestwick License Region in accordance with the Development Program

          (c) In accordance with the disclosure requirements of Section 2.6,

(i)	NEUROBIOTEC will deliver and make available to PRESTWICK (A) any and all Existing Data available to NEUROBIOTEC at the Effective Date required for the preparation by PRESTWICK of an IND and NDA for any Subject Product as promptly as

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possible, but not later than three (3) months, after the Effective Date and (B) any NeuroBiotec Additional Data promptly as such becomes available, and

(ii)	PRESTWICK shall deliver and make available to NEUROBIOTEC (A) any and all Prestwick Data available to Prestwick at the Effective Date as promptly as possible, but not later than three (3) months, after the Effective Date and (B) any other Prestwick Data promptly as such other Prestwick Data become available.

For purposes of clauses (i) and (ii) of this subsection (c), the parties acknowledge that the data to be transferred within the three months immediately following the Effective Date are relevant to and/or necessary for the conduct of the Development Program, including, without limitation, the preparation of one or more INDs and NDAs, but do not comprise as of the Effective Date and are not expected to comprise during such three month period all of the data required for the preparation of such INDs and NDAs.”

          (d) except as otherwise provided in the reimbursement provisions set forth in Section 2.3 hereof, each party shall bear the expenses that it incurs in carrying out the Cooperative Arrangement.

     3.3 Supply of Subject Products.

          (a) NEUROBIOTEC agrees to supply PRESTWICK with clinical supplies of Subject Products in bulk formulated form for the Development Program, such supplies to be manufactured by the Third Party Manufacturers and purchased by PRESTWICK from NEUROBIOTEC in accordance with the terms set forth in Appendix 3.3 hereto and at [...***...] .

          (b) NEUROBIOTEC and PRESTWICK shall jointly coordinate the selection of contracting with commercial manufacturers of the Subject Compounds and Subject Products. It is currently contemplated that PRESTWICK will purchase such supplies from NEUROBIOTEC from the Third Party Manufacturers; provided, however, that PRESTWICK acknowledges that NEUROBIOTEC shall not be responsible for any commercial supplies of the Subject Products to PRESTWICK.

     3.4 Right of First Refusal: Non-Competition. Until [...***...], (i) NEUROBIOTEC will promptly inform PRESTWICK of any compound or product in the nature of a doparmine agonist in any type of formulation, including, without limitation, [...***...], that NEUROBIOTEC develops or obtains or seeks to develop or obtain and shall promptly provide PRESTWICK with information enabling PRESTWICK to negotiate in good faith with NEUROBIOTEC either (A) an amendment of this Agreement to cover such compound or product or (B) a new agreement with respect to the development and commercialization of such compound or product in the Prestwick License Region. NEUROBIOTEC agrees to engage in such good faith negotiations if so requested by PRESTWICK. If PRESTWICK and NEUROBIOTEC are not able to so amend this Agreement or so enter into a such a new agreement after such negotiations within twelve (12) weeks as of commencing such negotiations, then NEUROBIOTEC will not directly develop or commercialize such compound or product in the Prestwick License Region, and if NEUROBIOTEC seeks to develop or commercialize such compound or product in the Prestwick License Region indirectly through an agreement or other arrangement with a proposed licensee, agent, representative or other third party and the terms of such agreement or other arrangement are more favorable to such proposed licensee, agent, representative or other third party than the terms of the agreement or other arrangement that NEUROBIOTEC had last offered to PRESTWICK during the prior negotiations with PRESTWICK contemplated by the first sentence of this Section 3.4, then PRESTWICK shall have the exclusive right but not the obligation to enter into such an agreement or other arrangement with NEUROBIOTEC on such more favorable terms. If PRESTWICK does not exercise this right within

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four (4) weeks as of having received such agreement or other arrangement, then NEUROBIOTEC shall have the right to enter into such agreement or other arrangement with such proposed licensee, agent, representative or other third party. For the avoidance of doubt, nothing in this Section 3.4 shall prohibit NEUROBIOTEC from developing or commercializing outside the Prestwick License Region any compound or product in the nature of a dopamine agonist in any type of formulation.

     3.5 Not less than six (6) months prior to the anticipated date of the first Approval of a Subject Project, the parties shall in good faith agree upon the marketing objectives for that Subject Product in the territory where such Approval is expected.

4. Milestone Payments and Royalties

     4.1 Milestone Payments.

          (a) For the Initial Transdermal Indication. PRESTWICK shall pay to NEUROBIOTEC the following amounts upon the occurrence of the indicated events relating to Subject Products for the Initial Transdermal Indication and not formulated as IV and SC Formulations:

(i)	the earlier of (A) the [...***...] for the purpose of [...***...] of the [...***...] of one of the [...***...] and [...***...] or (B) [...***...] from the [...***...]: US$[...***...];

(ii)	the earlier of (a) the [...***...] of an [...***...] for a [...***...] for the [...***...] or (b) [...***...] from the [...***...]: US$[...***...];

(iii)	[...***...] of a [...***...] for a [...***...] for the Initial Transdermal Indication: US$[...***...];

(iv)	[...***...] with the [...***...] of an [...***...] for a [...***...] for the Initial Transdermal Indication: US$[...***...];

(v)	[...***...] of the [...***...] by the [...***...] of a [...***...] for the Initial Transdermal Indication: US$[...***...]; and

(vi)	[...***...] in [...***...]: US$[...***...]

          (b) Milestone Payments for Subsequent Indications. In respect of each Subject Product for indications referred to in the data transferred by NEUROBIOTEC to PRESTWICK or pursued by PRESTWICK other than the Initial Transdermal Indication and in formulations other than IV and SC Formulations referred to in the data transferred by NEUROBIOTEC to PRESTWICK or pursued by PRESTWICK, PRESTWICK shall pay to NEUROBIOTEC upon the occurrence of the equivalent of the indicated events for such indication and/or formulation [...***...] of the milestone payments set forth in clauses (i) (A) and (ii) through (vi) of Section 4.1 (a) hereof, but for indications or formulations [...***...] will be negotiated in good faith by NEUROBIOTEC and PRESTWICK, considering: (A) the [...***...] of such Subject Product and (B) the [...***...] of [...***...].

          (c) Milestone Payments for the Initial IV and SC Indication. PRESTWCK shall pay to NEUROBIOTEC the following amounts upon the occurrence of the indicated events relating to Subject Products for the Initial IV and SC Indication:

(i)	[...***...] from the [...***...]: US$[...***...];

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(ii)	the earlier of (a) the [...***...] by the [...***...] of [...***...] for a [...***...] for the Initial IV and SC Indication or (b) [...***...] from the [...***...]: US$[...***...];

(iii)	[...***...] of a [...***...] for a [...***...] for the Initial IV and SC Indication: US$[...***...];

(iv)	[...***...] with the [...***...] of an [...***...] for a [...***...] for the Initial IV and SC Indication: US$[...***...];

(v)	[...***...] of the [...***...] by the [...***...] of a [...***...] for the Initial IV and SC Indication: US$[...***...]; and

(vi)	[...***...]in [...***...]: US$[...***...]

     4.2 Royalties Payable to NEUROBIOTEC.

          (a) Base Rate. Beginning with the First Commercial Sale in the Prestwick License Region of a Subject Product by PRESTWICK or on behalf of Prestwick or by or on behalf of any of its Affiliates or Sublicensees and for a period of ten (10) years thereafter, PRESTWICK shall pay to NEUROBIOTEC [...***...] of the Net Sales of Subject Products (such percentage being the “Base Rate”); provided, however, that if [...***...] or [...***...] under the [...***...] or any [...***...] or [...***...]for any one or more of such [...***...] or [...***...]under the [...***...] for such Subject Products in the [...***...] (collectively “Exclusivity”) exceeds such ten-year period, then such royalty shall be paid beyond the tenth (10th) anniversary of such First Commercial Sale [...***...] as of the [...***...] of such [...***...] to [...***...] until the [...***...] the [...***...] of [...***...] in the [...***...] or the [...***...] of such [...***...], and such [...***...] to [...***...] from and after such time; and further provided, however, that if such [...***...] to the [...***...] of such [...***...], then the [...***...] shall be [...***...] as of the [...***...] of [...***...] to [...***...] and such [...***...] to [...***...] upon [...***...].

          (b) Adjustments to Base Rate in Respect of Third Party Royalties. The Base Rate shall be reduced to the extent PRESTWICK is required to pay and actually pays royalties on sales of Subject Products to third parties (other than [...***...] to be paid to [...***...] and the [...***...] to be paid to [...***...], but such reduction shall [...***...]; provided that if any such royalties to third parties relate to avoidance of claims of infringement from such third parties relating to items licensed by NEUROBIOTEC to PRESTWICK under this Agreement, then PRESTWICK shall promptly notify NEUROBIOTEC of such claim, provide NEUROBIOTEC with copies of all correspondence relating to such claim, not settle such claim or make any statement prejudicial to the defense or settlement of such claim without according NEUROBIOTEC the opportunity to comment on such action or statement in advance, permit NEUROBIOTEC to participate in all negotiations relating to such claim, and fully inform NEUROBIOTEC on a timely basis of all actions taken in the defense and/or settlement of such claim.

          (c) Adjustments to Base Rate in respect of Competition. The Base Rate in respect of any Subject Product shall be reduced [...***...] any decline in Net Sales of PRESTWICK referred to below in this subsection (c) to the extent that [...***...], but such reduction for such significant competition shall not cause [...***...]. For purposes of the preceding sentence, [...***...] shall be deemed to exist if following the introduction of [...***...] the Net Sales of PRESTWICK of the Subject Product containing such Subject Compound decline [...***...], where such determination shall be made on a [...***...].

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5. Reports and Payments

     5.1 Books of Accounts. PRESTWICK shall keep, and shall cause each of its Affiliates and Sublicensees, if any, to keep full and accurate books of accounts containing all particulars that may be necessary for the purpose of calculating or may under recognized accounting practices contain information bearing upon the calculation of any and all royalties payable to NEUROBIOTEC pursuant to Section 4 of this Agreement. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall for the three (3) years next following the end of the calendar year to which each shall pertain be open for inspection and audit at reasonable times and/or PRESTWICK’s regular business hours, subject to receipt by PRESTWICK of reasonable prior written notice, by NEUROBIOTEC or its designee at NEUROBIOTEC’s expense for the purpose of verifying royalty statements or compliance with this Agreement; provided, however, any such books of account and supporting data shall not be discarded and shall continue to be available for inspection and audit in accordance with this Section 5.1 if at the end of such three-year period in respect of such books of account and supporting data there is then an existing dispute or an ongoing inspection or audit or a request by NEUROBIOTEC to perform such inspection or audit as to the amount of royalties payable hereunder with respect to the period to which such books of account or supporting data pertain. In the event that any audit performed under this Section 5.1 reveals an underpayment in excess of five percent (5%) of the total amount determined by the auditor to be due NEUROBIOTEC, PRESTWICK shall bear the full cost of such audit and shall remit any amounts due to NEUROBIOTEC within thirty (30) days of receiving notice thereof from NEUROBIOTEC.

     5.2 Quarterly Payments. In each year the amount of royalty due shall be calculated quarterly as of March 31st, June 30th, September 30th and December 31st based on cash receipts from Net Sales and Sublicenses actually received during such quarter and shall be paid quarterly in U.S. dollars within the sixty (60) days next following such dates, every such payment to be supported by the accounting prescribed in Section 5.3.

     5.3 Accounting Reports. With each quarterly payment, PRESTWICK shall at its cost deliver to NEUROBIOTEC a full and accurate accounting to include at least the following information in respect of the then most recently ended quarter: the quantity of each Subject Product sold by PRESTWICK and its Affiliates or Sublicensees (by country); the gross sales price billed and Net Sales Price received by PRESTWICK or any of its Affiliates or Sublicensees from the sale of each Subject Product (by country); and total royalties payable to NEUROBIOTEC. With every quarterly payment in respect of each quarter ended December 31st, PRESTWICK shall at its cost deliver to NEUROBIOTEC a consolidated annual royalty report for the immediately preceding calendar year with the same information, such report to be audited and certified by a certified public accountant reasonably acceptable to NEUROBIOTEC.

6. Patents

     6.1 Infringement of Subject Patents. If PRESTWICK shall have supplied NEUROBIOTEC with written evidence demonstrating prima facie infringement of a claim of a Subject Patent by a third party in the Prestwick License Region, NEUROBIOTEC shall notify PRESTWICK within [...***...] of being provided with evidence of infringement whether NEUROBIOTEC intends to prosecute the alleged infringement. If NEUROBIOTEC notifies PRESTWICK that it intends to so prosecute, NEUROBIOTEC shall, within [...***...] of its notice either (i) cause such infringement to terminate or (ii) initiate and prosecute legal proceedings against the infringer. If NEUROBIOTEC decides to prosecute such legal proceedings against such infringer, NEUROBIOTEC shall at Prestwick’s expense provide PRESTWICK with copies of all pleadings, motions and other documents relating to such prosecution reasonably prior to the filing thereof with the applicable court or judicial body or delivery thereof to the alleged infringer so

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that PRESTWICK may provide comments to NEUROBIOTEC relating thereto, and PRESTWICK shall have the right to consult with NEUROBIOTEC relating to such prosecution and participate in such legal proceedings at PRESTWICK’s expense with counsel of PRESTWICK’s choice; provided, however, if NEUROBIOTEC reasonably concludes that any action relating to such prosecution and legal proceedings needs to be taken before completing any such consultation with PRESTWICK, NEUROBIOTEC may do so. In the event NEUROBIOTEC notifies that NEUROBIOTEC does not intend to prosecute said infringement, PRESTWICK may, upon notice to NEUROBIOTEC initiate its own legal proceedings against the infringer at PRESTWICK’s expense. No settlement, consent judgment or other voluntary final disposition of the suit which invalidates or restricts the claims of such Subject Patent in the Prestwick License Region may be entered into without the consent of the other party, which consent shall not be unreasonably withheld, but provided that, in the event one party (“the Objecting Party”) withholds consent for a proposed settlement, the party proposing the settlement may decline to support further costs of such suit or settlement discussions, and the Objecting Party shall be required to continue such suit or settlement discussions at its own expense. PRESTWICK shall indemnify NEUROBIOTEC against any order for payment that may be made against NEUROBIOTEC in such proceedings brought by PRESTWICK. NEUROBIOTEC shall indemnify PRESTWICK against any order for payment that may be made against PRESTWICK in such proceedings which NEUROBIOTEC brings at its own expense pursuant to this Section 6.1 following PRESTWICK’s decision not to prosecute any alleged infringement.

     6.2 Cooperation. In the event one party shall initiate or carry on legal proceedings to enforce any Subject Patent against any alleged infringer, the other party shall fully cooperate with and supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party that institutes any suit to protect or enforce a Subject Patent Right shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other party in providing such assistance and cooperation as is requested pursuant to this Section. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of the unreimbursed legal fees and expenses incurred by either party and then the remainder shall be divided between the parties as follows:

          (a) If the amount is based on lost profits, PRESTWICK shall receive an amount equal to the damages the court determines PRESTWICK has suffered as a result of the infringement less the amount of any royalties that would have been due NEUROBIOTEC on sales of Subject Product lost by PRESTWICK as a result of the infringement had PRESTWICK made such sales, and NEUROBIOTEC shall receive an amount equal to the royalties it would have received if such sales had been made by PRESTWICK, and

          (b) As to awards other than those based on lost profits, [...***...] to [...***...] and [...***...] to [...***...].

     6.3 Infringement Actions by Third Parties. In the event that the manufacture, use, sale or import of a Subject Product in the Prestwick License Region by or in behalf of PRESTWICK infringes the intellectual property rights of others, PRESTWICK will have the first right to control any negotiation or litigation with respect thereto.

     6.4 Further Assurances; Progress Reports. For the purpose of the proceedings referred to in this Article 6, NEUROBIOTEC and PRESTWICK shall permit the use of their names and shall execute such documents and carry out such other acts as may be necessary. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other

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party shall be entitled to counsel in such proceedings but at its own expense, said expenses to be offset against any damages received by the party bringing any infringement suit against a third party in accordance with Section 6.2.

     6.5 Subject to Schering’s rights under the TTA, if NEUROBIOTEC decides at any time during the term of this Agreement to no longer pursue, maintain or defend any of the Subject Intellectual Property, including, without limitation, the Transferred Schering Technology and the NeuroBiotec Licensed Technology, and further including, without limitation, new and supplementary patent applications thereto and any patent and Know-How applied for or granted to it independently of SCHERING developed by NEUROBIOTEC, then NEUROBIOTEC will promptly inform PRESTWICK of such decision prior to allowing any patent or other intellectual property rights therein to lapse and shall promptly provide PRESTWICK at PRESTWICK’s expense with information which in the reasonable judgement of NEUROBIOTEC enables PRESTWICK to negotiate in good faith with NEUROBIOTEC the acquisition of NEUROBIOTEC’s ownership rights to the Subject Intellectual Property. NEUROBIOTEC agrees to engage in such good faith negotiations if so requested by PRESTWICK. If PRESTWICK and NEUROBIOTEC are not able to so amend this Agreement or so enter into a such a new agreement relating to such acquisition within twelve (12) weeks as of NEUROBIOTEC having so informed PRESTWICK and having provided PRESTWICK with such information, and NEUROBIOTEC then seeks to dispose of such ownership rights through a proposed agreement or other arrangement with a third party and the terms of such proposed agreement or other arrangement are more favorable to such third party than the terms of the agreement or other arrangement that NEUROBIOTEC had last offered to PRESTWICK during the prior negotiations with PRESTWICK contemplated by the immediately preceding sentence, then PRESTWICK shall have the exclusive right but not the obligation to enter into such an agreement or other arrangement with NEUROBIOTEC on such more favorable terms. If PRESTWICK does not exercise this right within four (4) weeks as of having received notice of such agreement or other arrangement, then NEUROBIOTEC shall have the right to enter into such agreement or arrangement regarding such ownership interest with a third party.

7. Information on Drug Safety

     7.1 The parties agree to keep each other informed without any undue delay on all matters relating to the safety of the Subject Compounds, Subject Formulations and Subject Products, including, without limitation, Adverse Drug Experiences, Serious Adverse Drug Experiences and Life-Threatening Adverse Drug Experiences, and all correspondence from authorities or measures taken by the registration holder with regard to the safety of the Subject Compounds, Subject Formulations and Subject Products. Each party agrees to provide the other party such information in a timely and prompt manner so that such other party may comply with various applicable laws and regulations relating to the disclosure of such information to the drug regulatory authorities to which such other party is subject.

     7.2 The parties shall keep each other informed on their product labels for the Subject Products and instructions for use leaflets. In case of discrepancies between their respective product labels and instructions for use leaflets, NEUROBIOTEC and PRESTWICK shall be obliged to resolve these discrepancies in the interest of a homogenous approach to drug safety and with regard to their relationships with relevant regulatory authorities.

8. Representations and Warranties; Covenants

     8.1 NEUROBIOTEC hereby represents and warrants and covenants:

          (a) that to the best of its knowledge the development or use of the Subject Intellectual Property by or for NEUROBIOTEC and the development, use, manufacture, marketing, sale or import of Subject Compounds, Subject Formulations and Subject Products and any associated know-how, data, derivatives,

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parts and progeny thereof conducted by or for NEUROBIOTEC, including the manufacture of such Subject Compounds, Subject Formulations and Subject Products by the Third Party Manufacturers, has been in compliance with all applicable laws and regulations to which PRESTWICK or such Subject Compounds, Subject Formulations or Subject Products will be subject in the Prestwick License Region, including, without limitation, the Good Manufacturing Practices and other rules and regulations promulgated by the FDA, or with respect to which the absence of compliance on the part of the Third Party Bulk Drug Substance Manufacturer or the Third Party Formulation Manufacturer, as applicable, would adversely affect the supply to PRESTWICK of Subject Compounds, Subject Formulations or Subject Products otherwise contemplated by this Agreement;

          (b) that NEUROBIOTEC shall, if and when any development or use of the Subject Intellectual Property by or for NEUROBIOTEC and any development, use, manufacture, marketing, sale or import of Subject Compounds, Subject Formulations and Subject Products and any associated know-how, data, derivatives, parts and progeny thereof conducted by or for NEUROBIOTEC, is not in compliance with all applicable laws and regulations to which PRESTWICK or such Subject Compounds, Subject Formulations or Subject Products will be subject in the Prestwick License Region, including, without limitation, the Good Manufacturing Practices and other rules and regulations promulgated by the FDA, or with respect to which the absence of compliance on the part of the Third Party Bulk Drug Substance Manufacturer or the Third Party Formulation Manufacturer, as applicable, would adversely affect the supply to PRESTWICK of Subject Compounds, Subject Formulations or Subject Products otherwise contemplated by this Agreement promptly take all actions available and in accordance with the Third Party Agreements and under applicable law to ensure such compliance;

          (c) that it will inform PRESTWICK without any undue delay of any plans to amend the TTA, the Third Party Formulation Agreement or the Third Party Bulk Drug Substance Agreement, if and to the extent that amendment could directly or indirectly impact the ability of NEUROBIOTEC to perform its obligations to PRESTWICK under this Agreement or adversely affect the supply to PRESTWICK of Subject Compounds, Subject Formulations or Subject Products contemplated by this Agreement;

          (d) that it will provide to PRESTWICK any and all benefits accruing to NEUROBIOTEC under the TTA, the Third Party Bulk Drug Substance Agreement and the Third Party Formulation Agreement for purposes of the Development Program and PRESTWICK’s practice of the licenses granted by NEUROBIOTEC to PRESTWICK hereunder, provided that NEUROBIOTEC shall not be required under this clause (d) to contravene any term or condition in the TTA, the Third Party Bulk Drug Agreement and the Third Party Formulation Agreement;

          (e) NEUROBIOTEC is the owner of the Subject Intellectual Property existing as of the Effective Data; provided, however, that NEUROBIOTEC neither makes any representation or warranty as to the merchantability or fitness for any use of the Subject Intellectual Property and any associated know-how, data, derivatives, parts and progeny thereof, nor as to the absence of any third party rights to the Subject Intellectual Property or any other interfering rights of third parties;

          (f) to the best of NEUROBIOTEC’s knowledge, there is no fact or circumstance that is likely to prevent or materially delay the acceptance, or the subsequent approval, by any regulatory authority in the Prestwick License Territory of any filing, application or request (including pricing and reimbursement approval) with respect to the development or commercialization of any Subject Compound, Subject Formulation or Subject Product existing on the Effective Date;

          (g) except for patent prosecution proceedings relating to the pending patent applications included in the Subject Patents, (i) there are to the best of NEUROBIOTEC’s knowledge no legal or governmental proceedings pending or threatened relating to the validity, enforceability, scope or similar aspect of the Subject Patents and NEUROBIOTEC has not received notice that any such proceedings are pending or

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have been threatened against NEUROBIOTEC, (ii) to the best of NEUROBIOTEC’s knowledge no such proceedings, including, without limitation, interference or opposition proceedings, are currently threatened or contemplated by governmental authorities or others, and (iii) to the best of NEUROBIOTEC’s knowledge none of the Subject Compounds, Subject Formulations, Subject Products, Subject Patents, Subject Intellectual Property is the subject of any current claim or notice of infringement or other violation of any patents, trade secrets or other intellectual property owned by third parties;

          (h) NEUROBIOTEC is not aware of any basis on which a court would find invalid or unenforceable, or on which the U.S. Patent & Trademark Office (the “PTO”) or any non-U.S. counterpart of the PTO would revoke, any issued patents included in the Subject Patents or, assuming allowance of the claims in the pending applications included in the Subject Patents, any letters patent issuable in respect of such pending applications; and NEUROBIOTEC is not aware of any basis on which the claims in any such pending application would not be allowed by the PTO or any non-U.S. counterpart of the PTO; all of the necessary documents required under applicable law or regulation in connection with the prosecution of any of the Subject Patents have been timely and properly filed in accordance with such law and regulation; all filing fees and maintenance fees required under applicable law or regulation in respect of any of the Subject Patents have been timely paid.

          (i) except for Schering’s rights under the Schering Options, NEUROBIOTEC is not aware of (A) any basis for a finding that NEUROBIOTEC does not have clear right, title and interest to the Subject Intellectual Property or (B) the assertion by any third parties of ownership rights in the Subject Intellectual Property; NEUROBIOTEC shall not knowingly take any action that would encumber the rights granted to PRESTWICK hereunder which limit the use of the Subject Intellectual Property by PRESTWICK as contemplated hereunder;

          (j) NEUROBIOTEC is not aware of any actual or threatened infringement by a third party of the Subject Intellectual Property or of any third party rights to the Subject Intellectual Property which limit the use of the Subject Intellectual Property by PRESTWICK as contemplated hereunder.

     8.2 PRESTWICK hereby represents and warrants and covenants:

          (a) that any development or use of the Subject Intellectual Property by or for PRESTWICK and any development, use, manufacture, marketing, sale or import of Subject Compounds, Subject Formulations and Subject Products and any associated know-how, data, derivatives, parts and progeny thereof conducted by or for PRESTWICK will be in compliance with all applicable laws and regulations; provided that as between PRESTWICK and NEUROBIOTEC, NEUROBIOTEC shall be responsible for monitoring and seeking compliance in accordance with sec. 8.1 (b) above by the Third Party Manufacturers with the GMP standards required by the FDA in respect of the supply of Subject Compounds, Subject Formulations and Subject Products provided to PRESTWICK hereunder for the purpose of conducting Clinical Trials, and in the event that NEUROBIOTEC becomes aware of any actual or perceived lack of such compliance, NEUROBIOTEC will immediately notify PRESTWICK thereof;

          (b) all of the right, title and interest in any agreement by and between any Affiliate of PRESTWICK and NEUROBIOTEC that relates to the Subject Intellectual Property has been assigned to PRESTWICK.

     8.3 PRESTWICK acknowledges that NEUROBIOTEC has not conducted research into the matters and circumstances as to which NEUROBIOTEC makes representations subject to its “best knowledge” or its being “aware” of such matters and circumstances. Such best knowledge or awareness of NEUROBIOTEC shall therefore only be deemed present if such matters are actually known to

21.

NEUROBIOTEC and shall not include matters which could or should have been known to NEUROBIOTEC.

9. Limited Liability and Indemnification

     9.1 Limitation of Liability and Indemnification.

          (a) No claim of PRESTWICK shall be based on circumstances disclosed or otherwise known to PRESTWICK prior to the execution of this Agreement. Circumstances shown or referenced in the documentation and other information made available to PRESTWICK as part of PRESTWICK’s due diligence review of NEUROBIOTEC shall be deemed known to PRESTWICK for purposes of this Agreement.

          (b) All claims arising under sections 8 and/or 9 of this Agreement which pertain to matters or circumstances present at the Effective Date shall be [...***...] as of [...***...] (i) [...***...] after the [...***...] or (ii) [...***...] as of [...***...]. Settlement or similar discussions between the parties shall not [...***...].

          (c) No liability under sections 8 and/or 9 of this Agreement shall arise for either party to the extent that the aggregate amount of all claims of the other party [...***...] (herein referred to as the [...***...]). In case the aggregate amount of all claims of the claiming party is [...***...], the liability shall be the aggregate amount of all claims [...***...]. This limitation shall not apply to all claims of a party arising as a result of willful or intentional breaches of such party’s obligations under this Agreement.

          (d) Any development, manufacture, use, marketing, sale or import by or for PRESTWICK of Subject Products, or any associated Subject Intellectual Property, data, derivatives, parts and progeny thereof, shall be the sole responsibility of PRESTWICK, except as expressly otherwise provided in this Agreement.

          (e) Any development, manufacture, use, marketing, sale or import by or for NEUROBIOTEC of Subject Products or any associated Subject Intellectual Property, data, derivatives, parts and progeny thereof, shall be the sole responsibility of NEUROBIOTEC, except as expressly otherwise provided in this Agreement.

     9.2 Indemnification, Generally.

          (a) PRESTWICK shall indemnify NEUROBIOTEC and hold NEUROBIOTEC harmless against any and all claims for damages or losses or any other claims made against NEUROBIOTEC or its Affiliates by third parties arising out of any breach of PRESTWICK’s representations, warranties and/or covenants as per Section 8 hereof; provided that such indemnity shall not apply to any such claims or losses caused by the negligence or willful misconduct by or for NEUROBIOTEC.

          (b) NEUROBIOTEC shall indemnify PRESTWICK and hold PRESTWICK harmless against any and all claims for damages or losses or any other claims made against PRESTWICK or its Affiliates by third parties arising out of any breach of NEUROBIOTEC’s representations, warranties and/or covenants as per Section 8 hereof; provided that such indemnity shall not apply to any such claims or losses caused by the negligence or willful misconduct by or for PRESTWICK.

*	Confidential Treatment Requested

22.

     9.3 Indemnification Limitations and Procedures.

          (a) No Indemnitee under Sections 9.2 or 9.3 shall be entitled to any indemnification under such clause for any Loss to the extent that such Loss is attributable to the negligent activities, reckless misconduct or intentional misconduct of such Indemnitee.

          (b) Any Indemnitee under Section 9.2 or 9.3 shall give the party from whom indemnification under such clause is sought (the “Indemnitor”) prompt written notice of any Losses or discovery of fact upon which such Indemnitee intends to base a request for indemnification under such clause, provided, however, that an Indemnitor’s obligations to such Indemnitee under Section 9.2 or 9.3, as applicable, shall not be rendered inapplicable as a result of the failure by such Indemnitee to notify such Indemnitor as required under this Section 9.5, unless such failure materially prejudices such Indemnitor’s ability to take action with respect to any such Loss.

          (c) Each Indemnitor under Section 9.2 or 9.3, as applicable, agrees, at its own expense, to provide attorneys reasonably acceptable to an Indemnitee to defend against any actions brought or filed against such Indemnitee with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. Each Indemnitee under Section 9.2 or 9.3, as applicable, shall be entitled to participate in, but not control, the defense of such action and to employ counsel of its own choice for such purpose; provided, however, that such employment shall be at such Indemnitee’s own expense.

          (d) each Indemnitor shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of any Loss, on such terms as such Indemnitor, in its sole discretion, shall deem appropriate.

     9.4 Insurance.

          (a) In respect of the period specified in Section 9.5(c), PRESTWICK and NEUROBIOTEC shall each, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [...***...]. Such commercial general liability insurance shall provide product liability coverage and broad form contractual liability coverage for such party’s indemnification under Sections 9.2 or 9.3 of this Agreement, as applicable. If a party elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [...***...] such self-insurance program must be acceptable to the other party. The minimum amounts of insurance coverage required under this Section 9.5 shall not be construed to create a limit of either party’s liability with respect to such party’s indemnification under Section 9.2 or 9.3, as applicable, of this Agreement.

          (b) Each party shall provide the other party with written evidence of such insurance upon request of the other party. Each party shall provide the other party with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

          (c) The period in respect of which each party shall maintain the insurance required under Section 9.5 shall begin at the time of the First Commercial Sale of a Subject Product and shall end upon termination of this Agreement.

     9.5 The foregoing provisions of this Article 9 shall not affect any claims for damages or losses which either party may have under the applicable German law.

*	Confidential Treatment Requested

23.

10. Confidentiality

     This Agreement and all matters undertaken with respect hereto shall be considered as “confidential information” under the TTA and that certain Confidentiality Agreement, dated March 16, 2002, between NEUROBIOTEC and PRESTWICK Scientific Capital Inc., as amended on October 7, 2002 to include PRESTWICK Companies, Inc. as a party thereto and as further amended on May 13, 2003 to include PRESTWICK as a party thereto.

11. Duration and Termination

     11.1 This Agreement shall come into effect on the Effective Date and shall remain in force and effect until (a) fifteen (15) years from the First Commercial Sale in the United States of America or (b) the last to expire of any patent covering the Subject Compound and/or the Subject Products licensed by NEUROBIOTEC to PRESTWICK under this Agreement or of Exclusivity, whichever is the later to occur. Upon such termination, the licenses granted to either party under this Agreement shall become fully paid, perpetual, and non-terminable.

     11.2 The foregoing provisions of this Article 11 shall not affect any termination rights which either party may have under the applicable German law and the following provisions:

          (a) Failure by either party (the “defaulting party”) to comply with any of the material obligations contained in this Agreement shall entitle the other party (the “nondefaulting party”) to give the defaulting party notice specifying the nature of the default and requiring the defaulting party to cure such default. If such default is not cured within the [...***...] period after the receipt of such notice, the nondefaulting party shall be entitled, except as otherwise specifically provided in this Agreement and without prejudice to any of its other rights conferred on it by this Agreement, (i) if such noncompliance is likely to have a material adverse effect of the nondefaulting party to terminate all or part of this Agreement or the licenses granted herein, and to suspend payment of any royalties or other amounts then or thereafter due hereunder until such default has been cured; or (ii) proceed in accordance with sec. 12 hereof.

          (b) Either party may, in addition to any other remedies available to it, terminate this Agreement, in whole or in part as the terminating party may determine, by written notice to the other party in the event the other party shall have become insolvent or bankrupt, or there shall have been appointed a trustee or receiver for the other party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant or attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event shall have continued for [...***...] undismissed, unbonded and undischarged; except that the terminating party shall retain the rights granted to it as a licensee under Section 365(n) of the United States Bankruptcy Code in case of the bankruptcy, insolvency or winding-up of the other party.

     11.3 The provisions of Articles 8 (Representations and Warranties), 9 (Liability and Indemnification), 10 (Confidentiality) and 14.9 (Governing Law) shall survive termination for any reason whatsoever.

*	Confidential Treatment Requested

24.

12. Alternate Dispute Resolution

     All disputes arising in connection with this Agreement or its validity shall be finally settled according to the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law. The place of arbitration is Zurich/Switzerland. The arbitral tribunal consists of three arbitrators. The arbitration proceedings shall be conducted in the English language. Nothing in this section shall prevent either party from seeking injunctive or other equitable relief from any court of competent jurisdiction if that party in its absolute discretion deems such relief necessary for the protection of its Confidential Information or Intellectual Property Rights.

13. Limitation of NEUROBIOTEC’s Obligations on Account of the TTA

     The parties acknowledge that any and all PRESTWICK’s rights and/or of NEUROBIOTEC’s obligations under this Agreement shall be subject to the requirement and shall only exist to the extent that PRESTWICK’s exercise of its rights and/or NEUROBIOTEC’s fulfilling of its obligations does not constitute a breach of its obligations under or does not otherwise conflict with the TTA or the Third Party Agreements.

14. Miscellaneous

     14.1 Assignment. This Agreement, its rights and obligations, shall not be assignable or transferable by either party to any third party without the prior written consent of the other party; provided, however, that either party may with the prior written consent of the other party, such consent not to be unreasonably withheld, assign its rights under this Agreement to an affiliate of the assigning party, any party that acquires all or substantially all of the assets of the assigning party or any surviving company following a consolidation or merger of the assigning party with or into another corporation or other entity.

     14.2 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage a prepaid), transmitted by facsimile, or delivered by hand, by messenger or by a recognized overnight delivery service, addressed to each party as follows:

if to NEUROBIOTEC:	NeuroBiotec GmbH
Tegeler Str. 6
13353 Berlin
Germany
Attention: Geschäftsfuhrung
Telephone: +49 30 460 619 1l
Facsimile: +49 30 460 619 22

with a copy to (which shall not constitute notice):

Rechtsanwalt Hargo Maluch
Kurfurstendamm 177
10707 Berlin
Germany
Telephone: +49 30 880 30 40
Facsimile: +49 30 880 30 435

if to PRESTWICK:

Prestwick Pharmaceuticals, Inc.
1825 K Street, N.W.

25.

Washington, D.C. 20006
USA
Attention: President
Telephone: +1 202 296-1400
Facsimile: +1 202 296-7450

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given in accordance with German law.

     14.3 Entire Agreement. This Agreement, together with the Appendices and Schedules hereto as such Appendices and Schedules may be amended from time to time in accordance with this Agreement contains the entire agreement between the parties with respect to the subject matter thereof. Any prior agreement, arrangement or undertaking, whether oral or in writing, is hereby superseded.

     14.4 Amendments. No amendment, modification or addition hereto shall be effective or binding on either party unless set forth in writing and executed by duly authorized representatives of both parties. Thus includes amendments, modifications and additions to this clause.

     14.5 Counterparts. This Agreement may be executed in counterparts, all of which constitute one and the same agreement.

     14.6 Expenses. Each party shall bear all of the expenses it incurs in connection with the negotiation of this Agreement and the TTA Amendment.

     14.7 Transfer of Funds. All payments by one party to the other party have to be made at no cost for the other party by bank transfer of immediately available funds to a bank account in the US or Europe designated by the other party.

     14.8 Force Majeure. No party shall be liable for any failure or delay in performance under this Agreement to the extent such failure or delay arises from any cause of any nature beyond the reasonable control of such party, and which would render performance hereunder impossible including without in any way limiting the generality of the foregoing, fire, explosion, earthquake, storm, flood, strike, labor difficulties, war insurrection, riot, act of God, or any law, act, order, export or import control regulations, proclamation, decree, regulation, ordinance or instructions of local, state, federal or foreign governmental or other public authorities, or judgment or decree of a court of competent jurisdiction and not otherwise arising out of breach by such party of this Agreement.

     14.9 Governing Law and Jurisdiction. This Agreement shall be governed by, subject to and construed in accordance with the laws of Germany without its provisions of conflict of laws and the Vienna Convention of 1980 (“The Convention on Contracts for the International Sale of Goods”) and all domestic implementations of that Convention. Each party hereby consents, subject to Section 12 (Alternate Dispute Resolution) of this Agreement, to the exclusive jurisdiction of the courts in the City of Zurich/Switzerland.

26.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives; as of the date first written above.

NeuroBiotec GmbH		Prestwick Pharmaceuticals, Inc.

By:	Richard Horowsky /s/	By:	Robert S. Whitehead /s/
	Name:		Name:
	Title:		Title:

27.

List of Appendices

1.	Appendices Referenced in Article 1
1.0	Definitions and Provisions from Applicable US Laws and Regulations
1.1	Development Program
1.2	NeuroBiotec Existing Data
1.3	NeuroBiotec Existing Improvements
1.4	NeuroBiotec Patents
1.5	Schering Existing Data
1.6	Schering Patents
1.7	Third Party Bulk Drug Substance Agreement
1.8	Third Party Formulation Agreement
1.9	TTA and Amendments thereto

3.	Appendices Referenced in Article 3
3.3	Clinical Supply Terms

1.

APPENDIX 1.0 Definitions and Provisions from Applicable US Laws and Regulations

1

[Code of Federal Regulations]
[Title 21 Volume 5]
[Revised as of April 1, 2003]
From the U.S. Government Printing Office via GPO Access

[CITE: 21CFR310.305] [Page 18-21] TITLE 21—FOOD AND DRUGS CHAPTER I—FOOD AND DRUG ADMINISTRATION, DEPARTMENT OF HEALTH AND HUMAN SERVICES (CONTINUED) PART 310—NEW DRUGS—Table of Contents Subpart D—Records and Reports

Sec. 310.305 Records and reports concerning adverse drug experiences on marketed prescription drugs for human use without approved new drug applications.

(b) Definitions. The following definitions of terms apply to this section:

Adverse drug experience. Any adverse event associated with the use of a drug in humans, whether or not considered drug related, including the following: An adverse event occurring in the course of the use of a drug product in professional practice; an adverse event occurring from drug overdose whether accidental or intentional; an adverse event occurring from drug abuse; an adverse event occurring from drug withdrawal; and any failure of expected pharmacological action.

Disability. A substantial disruption of a person’s ability to conduct normal life functions.

Life-threatening adverse drug experience. Any adverse drug experience that places the patient, in the view of the initial reporter, at immediate risk of death from the adverse drug experience as it occurred, i.e., it does not include an adverse drug experience that, had it occurred in a more severe form, might have caused death.

Serious adverse drug experience. Any adverse drug experience occurring at any dose that results in any of the following outcomes: Death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a serious adverse drug experience when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition. Examples of such medical events include allergic bronchospasm requiring intensive treatment in an emergency room or at home, blood dyscrasias or convulsions that do not result in inpatient hospitalization, or the development of drug dependency or drug abuse.

Unexpected adverse drug experience. Any adverse drug experience that is not listed in the current labeling for the drug product. This includes events that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differ from the event because of greater severity or specificity. For example, under this definition, hepatic necrosis would be unexpected (by virtue of greater severity) if the labeling only referred to elevated hepatic enzymes or hepatitis. Similarly, cerebral thromboembolism and cerebral vasculitis would be unexpected (by virtue of greater specificity) if the labeling only listed cerebral vascular accidents.

“Unexpected,” as used in this definition, refers to an adverse drug experience that has not been previously observed (i.e., included in the labeling) rather than from the perspective of such experience not being anticipated from the pharmacological properties of the pharmaceutical product.

1.

APPENDIX 1.1 Development Program

1.

Appendix 1.1

Development Program

This Appendix 1.1 is to that certain Development and Commercialization License and Clinical Supply Agreement, dated as September 10, 2003 (the “Agreement”), by and between NeuroBiotec GmbH, Berlin/Germany, a company formed under the laws of Germany (“NeuroBiotec), and Prestwick Pharmaceuticals, Inc., a company formed under the laws of Delaware (“Prestwick”). As such, this Appendix 1.1 sets forth the Development Program, as defined in the Agreement. Capitalized terms used but not defined in this Appendix 1.1 shall have the meanings given to them in the Agreement.

Introduction

[...***...]

Transdermal Formulation

[...***...]

Non-Transdermal Formulation

[...***...]

*Confidential Treatment Requested

1.

APPENDIX 1.2 NeuroBiotech Existing Data

1.

NeuroBiotec Existing Data (according definition §1, page 4 of proposed DCL and CS Agreement between NeuroBiotec GmbH and Prestwick Pharmaceuticals, Inc.

A. CMC Documents

A.l. Drug Substance(s)

A.1.1. Lisuride [...***...]

     [...***...]

A.1.2. Lisuride Hydrogenmaleate [...***...]

     [...***...]

B.1. Drug Product(s)

B1.1. Lisuride Patch [...***...]

B.1.2. Lisuride Patch [...***...]

B.2.1. Lisuride iv/sc [...***...]

C. Bioanalytical Data

C.1. Radioimmunoassay for Lisuride

[...***...]

C.2. LC/MS/MS Method for Lisuride

[...***...]

D. Pharmacokinetic Data

[...***...]

E. Clinical Studies

[...***...]

F. General Documentation

[...***...]

*Confidential Treatment Requested

1.

APPENDIX 1.3 NeuroBiotech Existing Improvements

1.

NeuroBiotec Existing Improvements
(refers to Appendix 1.3 of the proposed License Agreement between Prestwick and NeuroBiotec (NBt))

Statements/Comments:

[...***...]

Dr. Johannes Tack
September 15, 2003

*Confidential Treatment Requested

1.

CERTIFICATE OF ANALYSIS

Product:	[...***...]
Batch:	[...***...]
Quantity:	[...***...]

Structure formula:

[DIAGRAM OF MOLECULE]

Parameter	Method	Found
Identity:	[...***...]
Assay:	[...***...]
Purity:	[...***...]

Individual impurities: HPLC – [...***...]

Date: June 6, 2002

Signature:	Dr. Miroslav Flieger
Institute of Microbiology, CAS
Videnske 1083, Prague 4, 14220
Czech Republic

*Confidential Treatment Requested

Sample Information

Sample Set Name purity test

Sample Name	[...***...]	Date Acquired:	[...***...]
Batch Number	[...***...]	Acq Method Set	[...***...]
Injection Volume	[...***...]	Processing Method	[...***...]]
Run Time	[...***...]

Analytical conditions:

Column	[...***...]
Flow rate	[...***...]
Mobile phase	[...***...]
[...***...]
_etection	[...***...]
Temperature	[...***...]

[...***...]

Peak Results

	Name	RT	Area	% Area
[...***...]
2		[...***...]
3		[...***...]
4		[...***...]
5		[...***...]
6		[...***...]

*Confidential Treatment Requested

Sample Information

Sample Set Name purity test

Sample Name	[...***...]	Date Acquired:	[...***...]
Batch Number	[...***...]	Acq Method Set	[...***...]
Injection Volume	[...***...]	Processing Method	[...***...]
Run Time	[...***...]

Analytical conditions:

Column	[...***...]
Flow rate	[...***...]
Mobile phase	[...***...]
[...***...]
_etection	[...***...]
Temperature	[...*** ...]

[GRAPH – Auto-Scaled Chromatogram]

Peak Results

	Name	RT	Area	% Area
1		[...***...]	[...***...]	[...***...]
2		[...***...]	[...***...]	[...***...]
3		[...***...]	[...***...]	[...***...]
4		[...***...]	[...***...]	[...***...]
5		[...***...]	[...***...]	[...***...]
6		[...***...]	[...***...]	[...***...]

*Confidential Treatment Requested

APPENDIX 1.4 NeuroBiotech Patents

1.

Review: Patents/Applications (NeuroBiotec GmbH)

[...***...]

File number	Patent number	Filing date	Notes	Priority	Status
[...***...]

[...***...]

[...***...]

File number	Patent number	Filing date	Notes	Priority	Status
[...***...]

[...***...]

* Confidential Treatment Requested

1.

[...***...]

File number	Patent number	Filing date	Notes	Priority	Status
[...***...]

[...***...]

[...***...]

File number	Patent number	Filing date	Notes	Priority	Status
[...***...]

[...***...]

* Confidential Treatment Requested

NeuroBiotec Patents

(ref. to 1.4 of proposed License Agreement between Prestwick und Neurobiotec)

September 8, 2003

[...***...]

[THE ORIGINAL AGREEMENT INCLUDES A COPY OF A SUBMITTED PATENT APPLICATION, WHICH HAS PUBLISHED AS [...***...]

* Confidential Treatment Requested

APPENDIX 1.5 Schering Existing Data

Lisuride Existing Data

[...***...]

Schering Existing Data

[...***...]

* Confidential Treatment Requested

APPENDIX 1.6 Schering Patents

Dr. Johannes Tack
NeuroBiotec GmbH, Berlin

08.September 2003

Existing Schering Patents

Synopsis of Patent Numbers

Schering Internal Number	PCT Number	US Application(Patent) Number
(Appendix 1 of TTA)

[...*** ...]		[...*** ...]

* Confidential Treatment Requested

Status of TTS Patents

A)	Medium for transdermal application of Ergolin Derivatives

Internal Number [...***...]

Internal	Application	Application		Grant
Number Land	Date	Number	Grant Date	Number	Expiry Date
[...***...]

[...***...]

B)	Transdermal therapy System

Internal Number [...***...]

Internal
Number	Application	Application		Grant	Expiry
Land	Date	Number	Grant Date	Number	Date
[...***...]

[...***...]

C)	Treatment plan for transdermal as well as oral and/or parenteral delivery of Ergolin derivatives

Internal Number [...***...]

Internal
Number	Application	Application		Grant	Expiry
Land	Date	Number	Grant Date	Number	Date
[...***...]
[...***...]

* Confidential Treatment Requested

2.

D)	Lisuride Night-Patch

Internal Number [...***...]

Internal
Number	Application	Application		Grant	Expiry
Land	Date	Number	Grant Date	Number	Date
[...***...]
[...***]

* Confidential Treatment Requested

3.

APPENDIX 1.7 Third Party Bulk Drug Substance Agreement

[...***...]

[...***...]

ARTICLE 1

[...***...]

1.1	[...***...]

1.1.1	[...***...]

1.1.2	[...***...]

1.1.3	[...***...]

1.1.4	[...***...]

1.1.5	[...***...]

1.1.6	[...***...]

1.1.7	[...***...]

(i)	[...***...]

(ii)	[...***...]

(iii)	[...***...]

(iv)	[...***...]

(v)	[...***...]

(vi)	[...***...]

(vii)	[...***...]

1.1.8	[...***...]

1.1.9	[...***...]

1.2	[...***...]

* Confidential Treatment Requested

ARTICLE 2

[...***...]

2.1	[...***...]

2.2	[...***...]

ARTICLE 3

[...***...]

[...***...]

[...***...]

                    [...***...]

[...***...]

ARTICLE 4

[...***...]

4.1	[...***...]

4.2	[...***...]

4.3	[...***...]

ARTICLE 5

[...***...]

5.1	[...***...]

* Confidential Treatment Requested

2.

5.2	[...***...]

5.3	[...***...]

5.4	[...***...]

ARTICLE 6

[...***...]

[...***...]

ARTICLE 7

[...***...]

7.1	[...***...]

7.2	[...***...]

7.3	[...***...]

7.4	[...***...]

7.5	[...***...]

(i)	[...***...]

(ii)	[...***...]

(iii)	[...***...]

7.6	[...***...]

7.7	[...***...]

7.8	[...***...]

7.9	[...***...]

7.10	[...***...]

7.11	[...***...]

7.12	[...***...]

* Confidential Treatment Requested

3.

7.13	[...***...]

7.14	[...***...]

7.15	[...***...]

7.16	[...***...]

7.17	[...***...]

7.18	[...***...]

ARTICLE 8

[...***...]

8.1	[...***...]

8.2	[...***...]

8.3	[...***...]

(i)	[...***...]

(ii)	[...***...]

(iii)	[...***...]

(iv)	[...***...]

8.4	[...***...]

ARTICLE 9

[...***...]

9.1	[...***...]

9.2	[...***...]

9.3	[...***...]

9.4	[...***...]

9.5	[...***...]

* Confidential Treatment Requested

4.

ARTICLE 10

(i)	[...***...]

(ii)	[...***...]

ARTICLE 11

[...***...]

[...***...]

[...***...]

[...***...]

[...***...]

ARTICLE 12

[...***...]

[...***...]

ARTICLE 13

[...***...]

[...***...]

(i)	[...***...]

(ii)	[...***...]

(iii)	[...***...]

(iv)	[...***...]

(v)	[...***...]

[...***...]

* Confidential Treatment Requested

5.

ARTICLE 14

[...***...]

[...***...]

ARTICLE 15

[...***...]

[...***...]

ARTICLE 16

[...***...]

[...***...]

[...***...]

ARTICLE 17

[...***...]

[...***...]

ARTICLE 18

[...***...]

[...***...]

ARTICLE 19

[...***...]

19.1	[...***...]

19.2	[...***...]

19.3	[...***...]

19.4	[...***...]

* Confidential Treatment Requested

6.

ARTICLE 20

[...***...]

[...***...]

7.

APPENDIX 1.8 Third Party Formulation Agreement

[...***...]

*Confidential Treatment Requested

1.

APPENDIX 1.9 TTA and Amendments thereto

1.

[...***...]

ARTICLE 1

[...***...]

ARTICLE 2

2.1 [...***...]

2.2 [...***...]

2.3 [...***...]

2.4 [...***...]

2.5 [...***...]

ARTICLE 3

[...***...]

3.1 [...***...]

3.2 [...***...]

3.3 [...***...]

ARTICLE 4

[...***...]

[...***...]

ARTICLE 5

[...***...]

5.1 [...***...]

5.2 [...***...]

5.3 [...***...]

* Confidential Treatment Requested

1.

5.4 [...***...]

5.5 [...***...]

5.6 [...***...]

5.7 [...***...]

ARTICLE 6

[...***...]

6.1 [...***...]

6.2 [...***...]

6.3 [...***...]

ARTICLE 7

7.1 [...***...]

(i) [...***...]

(ii) [...***...]

7.2 [...***...]

7.3 [...***...]

7.4 [...***...]

ARTICLE 8

[...***...]

8.1 [...***...]

8.2 [...***...]

* Confidential Treatment Requested

2.

ARTICLE 9

[...***...]

9.1 [...***...]

9.2 [...***...]

9.3 [...***...]

ARTICLE 10

[...***...]

10.1 [...***...]

10.2 [...***...]

10.3 [...***...]

10.3.1 [...***...]

10.3.2 [...***...]

10.4 [...***...]

10.5 [...***...]

10.6 [...***...]

ARTICLE 11

[...***...]

11.1 [...***...]

       (i) [...***...]

       (ii) [...***...]

11.2 [...***...]

ARTICLE 12

[...***...]

* Confidential Treatment Requested

3.

ARTICLE 13

[...***...]

ARTICLE 14

[...***...]

14.1 [...***...]

14.2 [...***...]

14.3 [...***...]

14.4 [...***...]

ARTICLE 15

[...***...]

15.1 [...***...]

15.2 [...***...]

15.3 [...***...]

15.4 [...***...]

ARTICLE 16

[...***...]

16.1 [...***...]

16.2 [...***...]

16.3 [...***...]

ARTICLE 17

[...***...]

17.1 [...***...]

17.2 [...***...]

* Confidential Treatment Requested

4.

17.3 [...***...]

ARTICLE 18

[...***...]

18.1 [...***...]

18.2 [...***...]

ARTICLE 19

[...***...]

19.1 [...***...]

19.2 [...***...]

19.3 [...***...]

ARTICLE 20

[...***...]

20.1 [...***...]

20.2 [...***...]

20.3 [...***...]

20.4 [...***...]

20.5 [...***...]

* Confidential Treatment Requested

5.

APPENDIX 3.3 Clinical Supply Terms

1.

APPENDIX 3.3: Clinical Supply Terms

Transdermal Formulation

Formulated Product:	[Lisuride] Skin Patch	(finished and filled packages, with package inserts)

	Number of		Total Number
	Patches per	Number of	of	Price Per	Total	Shipping
	Patient	Patients	Patches	Patch	Price	Terms
Phase 1
Phase 2
Phase 3
Phase 4

Bulk Drug: [Lisuride]

	Total	Quantity of	Total	Price Per
	Number of	Drug	Quantity	Unit	Total	Shipping
	Patches	Per Patch	of Bulk Drug	of Bulk Drug(1)	Price	Terms
Phase 1
Phase 2
Phase 3
Phase 4

Notes

(1)	Quantity discount should reflect bulk quantity being purchased for IV and SC Formulation.

(2)	All purchases hereunder will be subject to definitive purchase orders.

  1.

IV and SC Formulation

Formulated Product:

Number of
	Doses per	Number of	Total Number	Price Per	Total	Shipping
	Patient	Patients	of Doses	Dose	Price	Terms
Phase 1
Phase 2
Phase 3
Phase 4

Bulk Drug: [Lisuride]

Price Per
	Total	Quantity of	Total	Unit
	Number of	Drug	Quantity	of Bulk	Total	Shipping
	Doses	per Dose	of Bulk Drug	Drug(1)	Price	Terms
Phase 1
Phase 2
Phase 3
Phase 4

Notes

(1)	Quantity discount should reflect bulk quantity being purchased for Transdermal Formulation.

(2)	All purchases hereunder will be subject to definitive purchase orders.

  2.